EXHIBIT 99.1

Hub Group Reports Second Quarter 2025 Results

Highlights:

  GAAP diluted earnings per share (EPS) of $0.42 for the second quarter
  Second quarter revenue of $905.6 million
  Non-GAAP adjusted EPS of $0.45, which excludes adjustments for vendor settlements in the quarter
  Operating income of $34 million or 3.8% of revenue, adjusted operating income (non-GAAP) of $36.9 million or 4.1% of revenue
  Returned $29 million to shareholders year-to-date through dividend payments of $15 million and stock repurchases of $14 million
  Strong balance sheet with net debt/EBITDA LTM (non-GAAP) of 0.3x as of June 30, 2025
  Proposed Union Pacific and Norfolk Southern combination a catalyst for growth

OAK BROOK, Ill., July 31, 2025 (GLOBE NEWSWIRE) -- Hub Group, Inc. (Nasdaq: HUBG) announced second quarter 2025 net income of $25 million and diluted earnings per share of $0.42. Adjusting for vendor settlement expenses of $2.6 million (pre-tax), second quarter 2025 adjusted net income (non-GAAP) of $27.0 million decreased 6.2% from the prior year net income of $29.0 million. Adjusted EPS (non-GAAP) of $0.45 per diluted share decreased $0.02 from $0.47 EPS reported in the second quarter of 2024.

“The team continues to navigate this operating environment with a focus on serving customers, improving productivity, and leveraging growth investments. Intermodal margin performance and new customer wins for the Final Mile business reflect success with our approach. Hub Group has made progress with cost-saving initiatives and remains opportunistic with capital deployment as reflected in the announced agreement to acquire certain assets from Marten Intermodal. Although market conditions remain challenging, higher margin and free cash flow performance from cycle trough-to-trough highlight the benefits of our strategy and execution, and we remain optimistic on the long-term growth opportunity,” said Phil Yeager, Hub Group’s President, Chief Executive Officer and Vice Chairman.

Second Quarter 2025 Results

Consolidated revenue for the second quarter of 2025 was $906 million, an 8% decrease from $986 million reported in the second quarter of 2024. Intermodal volume growth of 2% was offset by lower revenue per unit in intermodal and brokerage, decreased fuel revenue, and sub-seasonal demand across segments.

Purchased transportation and warehousing costs of $656 million were 10% lower than prior year. Salaries and benefits of $143 million were 1% higher than prior year driven by additional warehouse and driver team members and the EASO acquisition. Total legacy headcount, which excludes acquisition employees, drivers and warehouse employees, declined 3% from prior year. Depreciation and amortization of $32 million decreased 14% from prior year. Insurance and claims of $11 million decreased 16% due to lower claims costs in the quarter. General and administrative expenses increased from prior year due to the impact from vendor settlements in the quarter.

GAAP operating income for the second quarter was $34 million or 3.8% of revenue and adjusted operating income (non-GAAP) was $37 million or 4.1% of revenue. Prior year operating income was $39.5 million or 4.0% of revenue. Adjusted EBITDA (non-GAAP) for the second quarter was $85 million. Net debt/EBITDA LTM (non-GAAP) was 0.3x for the second quarter, below the leverage target range of 0.75 to 1.25x.

Intermodal and Transportation Solutions (“ITS”) Segment revenue was $528 million in the second quarter, down from $561 million in the prior year due to intermodal mix, price and fuel impacts, along with lower dedicated revenue. ITS operating income was $14.4 million, or 2.7% of revenue, up from $13.6 million in the prior year.

Second quarter Logistics Segment revenue was $404 million, down from $459 million in the prior year due to lower volume and revenue per load in our brokerage business, exiting of unprofitable business in consolidation and fulfilment, and sub-seasonal demand in managed transportation and final mile businesses. GAAP Logistics operating income was $20 million, or 4.9% of revenue. Adjusted Logistics operating income (non-GAAP) was $23 million, or 5.6% of revenue, down from $26 million in the prior year, due to a lower brokerage margin.

Capital expenditures for the second quarter of 2025 totaled $11 million and decreased sequentially due to lower tractor fleet investment. As of June 30, 2025, we had cash and restricted cash of $164 million. Year-to-date the company returned $29 million to shareholders through dividend payments of $15 million and stock repurchases of $14 million.

Proposed Union Pacific and Norfolk Southern Combination

We are supportive of our rail partners Union Pacific and Norfolk Southern in their announced plan to form America’s first transcontinental railroad. Throughout Hub Group’s history, we have remained committed to serving customers and realizing the potential of intermodal transportation. The announced transaction would further accelerate our long-term growth opportunity. Specifically, a transcontinental network removes friction in gateways, reduces transit times, provides access to new markets, and increases competition with truck volume through new single-line service. We remain focused on executing our strategy and will stay in close communication with our rail partners.

2025 Outlook

We expect 2025 diluted earnings per share will range from $1.80 to $2.05. We estimate revenue of approximately $3.6 billion to $3.8 billion for the full year. We project an effective tax rate of approximately 24.5% and capital expenditures in the range of $40 million to $50 million for the full year.

Non-GAAP Financial Measures

In this press release, we present certain non-GAAP financial measures, including adjusted EPS, adjusted operating income, adjusted EBITDA, and net debt/EBITDA. As required by the rules of the Securities and Exchange Commission (“SEC”), we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP, along with an explanation why management believes these non-GAAP financial measures provide relevant and useful information. These non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures that may be presented by other companies.

Certain Forward-Looking Statements:

Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. Further information on the risks that may affect Hub Group’s business is included in filings it makes with the SEC from time to time, including those discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Hub Group assumes no obligation to update any such forward-looking statements.

Conference Call

Hub Group, Inc. will hold a conference call at 5:00 p.m. Eastern Time on July 31, 2025, to discuss our Second quarter 2025 results. Hosting the conference call will be Phil Yeager, President, CEO and Vice Chairman and Kevin Beth, Executive Vice President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s web site at www.hubgroup.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please pre-register https://register-conf.media-server.com/register/BI812532441b224285a8849232f987af30  to receive the dial-in number and unique PIN. On the day of the call, dial in approximately ten minutes prior to the scheduled call time and enter the unique participant PIN received during registration. The call will be limited to 60 minutes, including questions and answers. An audio replay will be available through the Investors link on the Company's web site at www.hubgroup.com. This replay will be available for 30 days.

About Hub Group

Hub Group offers comprehensive transportation and logistics management solutions. Keeping our customers’ needs in focus, Hub Group designs, continually optimizes, and applies industry-leading technology to our customers’ supply chains for better service, greater efficiency, and total visibility. As an award-winning, publicly traded company (Nasdaq: HUBG) with approximately $4 billion in revenue, our nearly 6,000 employees and drivers across the globe are always in pursuit of “The Way Ahead” – a commitment to service, integrity and innovation. For more information, visit hubgroup.com.

SOURCE: Hub Group, Inc.
CONTACT: Garrett Holland, GHolland@hubgroup.com

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2025		2024
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$905,648	100.0%	$986,495	100.0%

Operating expenses:
Purchased transportation and warehousing	655,904	72.4%	727,236	73.7%
Salaries and benefits	143,310	15.8%	141,856	14.4%
Depreciation and amortization	32,387	3.6%	37,772	3.8%
Insurance and claims	10,644	1.2%	12,639	1.3%
General and administrative	28,925	3.2%	27,877	2.8%
Loss (gain) on sale of assets, net	130	0.0%	(413)	-0.0%
Total operating expenses	871,300	96.2%	946,967	96.0%

Operating income	34,348	3.8%	39,528	4.0%

Other income (expense):
Interest expense, net	(2,129)	-0.2%	(1,881)	-0.2%
Other, net	728	-0.0%	(66)	-0.0%
Total other expense, net	(1,401)	-0.2%	(1,947)	-0.2%

Income before provision for income taxes	32,947	3.6%	37,581	3.8%

Provision for income taxes	7,916	0.9%	8,566	0.9%

Net income	25,031		29,015

Less: Net loss attributable to non-controlling interests	(216)		-

Net income attributable to Hub Group, Inc.	$25,247		$29,015

Earnings per share
Basic	$0.42		$0.48
Diluted	$0.42		$0.47

Basic weighted average number of shares outstanding	60,002		60,710
Diluted weighted average number of shares outstanding	60,210		61,108

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Six Months Ended June 30,
	2025		2024
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$1,820,864	100.0%	$1,985,988	100.0%

Operating expenses:
Purchased transportation and warehousing	1,313,827	72.2%	1,467,408	73.9%
Salaries and benefits	292,723	16.1%	286,352	14.4%
Depreciation and amortization	64,966	3.5%	76,103	3.8%
Insurance and claims	21,526	1.2%	25,257	1.3%
General and administrative	56,070	3.1%	55,111	2.8%
Loss (gain) on sale of assets, net	65	0.0%	(910)	-0.1%
Total operating expenses	1,749,177	96.1%	1,909,321	96.1%

Operating income	71,687	3.9%	76,667	3.9%

Other income (expense):
Interest expense, net	(4,121)	-0.2%	(4,387)	-0.2%
Other, net	1,023	0.1%	(236)	-0.0%
Total other expense, net	(3,098)	-0.1%	(4,623)	-0.2%

Income before provision for income taxes	68,589	3.8%	72,044	3.7%

Provision for income taxes	16,363	0.9%	15,976	0.8%

Net income	52,226		56,068

Less: Net income attributable to non-controlling interests	131		-

Net income attributable to Hub Group, Inc.	$52,095		$56,068

Earnings per share
Basic	$0.87		$0.92
Diluted	$0.86		$0.91

Basic weighted average number of shares outstanding	60,096		61,018
Diluted weighted average number of shares outstanding	60,314		61,387

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$137,048	$98,248
Restricted cash	26,553	28,700
Accounts receivable trade, net	541,554	581,516
Accounts receivable other	11,887	10,880
Prepaid taxes	11,060	15,115
Prepaid expenses and other current assets	17,337	33,870
TOTAL CURRENT ASSETS	745,439	768,329

Restricted investments	20,005	21,642
Property and equipment, net	725,200	739,896
Right-of-use assets - operating leases	219,925	233,651
Right-of-use assets - financing leases	731	1,062
Other intangibles, net	259,300	267,357
Goodwill	804,019	814,309
Other non-current assets	25,432	22,097
TOTAL ASSETS	$2,800,051	$2,868,343

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$235,295	$279,982
Accounts payable other	31,260	29,069
Accrued payroll	26,820	32,833
Accrued other	90,337	91,441
Lease liability - operating leases	44,006	45,492
Lease liability - financing leases	569	663
Current portion of long-term debt	97,641	100,001
TOTAL CURRENT LIABILITIES	525,928	579,481

Deferred consideration	28,356	30,639
Long-term debt	134,279	164,361
Other non-current liabilities	51,551	51,004
Lease liability - operating leases	186,033	197,664
Lease liability - financing leases	96	330
Deferred taxes	147,600	152,913

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized;
no shares issued or outstanding in 2025 and 2024.	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized; 72,303,228 shares issued in both 2025 and 2024; 60,641,237 shares outstanding in 2025
and 60,746,745 shares outstanding in 2024.	723	723
Class B: $.01 par value; 662,300 shares authorized; 574,903 shares issued and
outstanding in both 2025 and 2024.	6	6
Additional paid-in capital	216,107	222,039
Retained earnings	2,059,244	2,022,265
Accumulated other comprehensive loss	2,672	(1,453)
Treasury stock; at cost, 11,661,991 shares in 2025 and 11,556,483 shares in 2024	(603,793)	(598,583)
Total Hub Group, Inc. equity	1,674,959	1,644,997
Non-controlling interests	51,249	46,954
TOTAL STOCKHOLDERS' EQUITY	1,726,208	1,691,951
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,800,051	$2,868,343

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024

Cash flows from operating activities:
Net income	$52,226	$56,068
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization of intangibles and right-of-use assets	94,448	99,100
Deferred taxes	(4,191)	(9,249)
Non-cash share-based compensation expense	9,345	9,433
Loss (gain) on sale of assets, net	65	(910)
Changes in operating assets and liabilities, net of acquisitions:
Restricted investments	640	(281)
Accounts receivable, net	41,251	15,784
Prepaid taxes	4,191	4,537
Prepaid expenses and other current assets	16,910	19,697
Other non-current assets	(4,445)	(1,503)
Accounts payable	(43,705)	(14,270)
Accrued expenses	(13,552)	(6,542)
Non-current liabilities	(21,647)	(21,399)
Net cash provided by operating activities	131,536	150,465

Cash flows from investing activities:
Proceeds from sale of equipment	4,056	5,750
Purchases of property and equipment	(30,480)	(31,255)
Acquisitions, net of cash acquired	-	3,701
Net cash used in investing activities	(26,424)	(21,804)

Cash flows from financing activities:
Repayments of long term debt	(51,729)	(53,233)
Purchase of treasury stock	(13,814)	(32,938)
Dividends paid	(15,000)	(15,230)
Stock withheld for payments of withholding taxes	(6,673)	(8,664)
Finance lease payments	(328)	(1,217)
Proceeds from issuance of debt	19,103	15,618
Net cash used in financing activities	(68,441)	(95,664)

Effect of exchange rate changes on cash and cash equivalents	(18)	(20)

Net increase in cash and cash equivalents	36,653	32,977
Cash and cash equivalents beginning of period	126,948	187,270
Cash and cash equivalents end of period	$163,601	$220,247

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT (NON-GAAP)
(in thousands)
(unaudited)

	Three Months Ended June 30,
			NON-GAAP
		NON-GAAP	Adjusted
Operating Revenue	2025	Adjustments (1)	2025	2024
Intermodal and Transportation Services	$528,184	$-	$528,184	$561,033
Logistics	404,310	-	404,310	459,088
Inter-segment eliminations	(26,846)	-	(26,846)	(33,626)
Total operating revenue	$905,648	$-	$905,648	$986,495

	Three Months Ended June 30,
			NON-GAAP
		NON-GAAP	Adjusted
Operating Income	2025	Adjustments (1)	2025	2024
Intermodal and Transportation Services	$14,407		$14,407	$13,639
Logistics	19,941	2,575	22,516	25,889
Total operating income	$34,348	$2,575	$36,923	$39,528

	Three Months Ended June 30,
			NON-GAAP
		NON-GAAP	Adjusted
Depreciation and Amortization	2025	Adjustments (1)	2025	2024
Intermodal and Transportation Services	$22,043	$-	$22,043	$27,270
Logistics	10,344	-	10,344	10,502
Total depreciation and amortization	$32,387	$-	$32,387	$37,772

(1) See Reconciliation of GAAP to Non-GAAP Financial Measures for further discussion.

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT (NON-GAAP)
(in thousands)
(unaudited)

	Six Months Ended June 30,
Operating Revenue	2025	Non-GAAP Adjustments (1)	Non-GAAP Adjusted 2025	2024
Intermodal and Transportation Services	$1,058,206	-	1,058,206	$1,113,066
Logistics	815,311	-	815,311	939,312
Inter-segment eliminations	(52,653)	-	(52,653)	(66,390)
Total operating revenue	$1,820,864	-	1,820,864	$1,985,988

	Six Months Ended June 30,
			Non-GAAP
		Non-GAAP	Adjusted
Operating Income	2025	Adjustments (1)	2025	2024
Intermodal and Transportation Services	$28,457		$28,457	$26,670
Logistics	43,230	2,575	45,805	49,997
Total operating income	$71,687	$2,575	$74,262	$76,667

	Six Months Ended June 30,
Depreciation and Amortization	2025	Non-GAAP Adjustments (1)	Non-GAAP Adjusted 2025	2024
Intermodal and Transportation Services	$44,068	-	44,068	$54,319
Logistics	20,898	-	20,898	21,784
Total depreciation and amortization	$64,966	-	64,966	$76,103

(1) See Reconciliation of GAAP to Non-GAAP Financial Measures for further discussion.

HUB GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(unaudited)

The following is a reconciliation of GAAP earnings to Non-GAAP Adjusted Earnings, excluding certain items, for income before provision for income taxes (Pre-Tax), net income (After-Tax) and diluted earnings per share (Per Share):

	Three Months Ended			Six Months Ended
	June 30, 2025			June 30, 2025
	Pre-Tax	After-Tax	Per Share	Pre-Tax	After-Tax	Per Share
GAAP Earnings	$32.9	$25.0	$0.42	$68.6	$52.2	$0.86
Vendor settlements (i)	2.6	2.0	$0.03	2.6	2.0	$0.03
Non-GAAP Adjusted Earnings	$35.5	$27.0	$0.45	$71.2	$54.2	$0.89

By providing this measure of Non-GAAP Adjusted Earnings, management intends to provide investors with a useful measure of Hub Group's performance that excludes certain non-ordinary expense items and allowing better evaluation of underlying business performance and period-to-period comparability.

(i) Vendor settlements includes vendor disputes related to our network alignment consolidation activities.

HUB GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(unaudited)

The following is a reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income, excluding certain items.

	Three Months Ended			Six Months Ended
	June 30, 2025			June 30, 2025
	ITS	Logistics	Consolidated	ITS	Logistics	Consolidated
GAAP Operating Income	$14.4	$19.9	$34.3	$28.5	$43.2	$71.7
Vendor settlements (i)	$-	$2.6	$2.6	$-	$2.6	$2.6
Non-GAAP Adjusted Operating Income	$14.4	$22.5	$36.9	$28.5	$45.8	$74.3

By providing this measure of Non-GAAP Adjusted Operating Income, management intends to provide investors with a useful measure of Hub Group's performance that excludes certain non-ordinary expense items and allowing better evaluation of underlying business performance and period-to-period comparability.

(i) Vendor settlements includes vendor disputes related to our network alignment consolidation activities.

RECONCILIATION OF NET INCOME TO EBITDA (1) AND NET DEBT / EBITDA LEVERAGE
(in thousands)
(unaudited)

	2024	2024	2025	2025
	Q3	Q4	Q1	Q2	LTM (3)
Net Income	$23,603	$24,372	$27,194	$25,031	$100,200
Interest Expense, net	1,333	1,858	1,992	2,129	7,312
Depreciation and Amortization (2)	46,374	47,088	47,046	47,402	187,910
Provision for Income Taxes	7,140	5,387	8,447	7,916	28,890
EBITDA	$78,450	$78,705	$84,679	$82,478	$324,312

Network Alignment (i)	$8,381	$4,814	$-	$-	$13,195
Transaction Related (ii)	947	1,194	-	-	2,141
Other (iii)	1,061	67	-	-	1,128
Vendor Settlements (iv)	-	-	-	2,575	2,575
Adjusted EBITDA	$88,839	$84,780	$84,679	$85,053	$343,351

EBITDA LTM (3)	$331,535	$332,686	$330,791	$324,312
Net Debt (4)	$102,105	$167,106	$140,223	$95,537
Net Debt / EBITDA LTM	0.3	0.5	0.4	0.3

Adjusted EBITDA LTM (3)	$347,016	$349,150	$347,255	$343,351
Net Debt / Adjusted EBITDA LTM	0.3	0.5	0.4	0.3

(1) By providing this Non-GAAP measure of EBITDA and Net Debt / EBITDA Leverage, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability and leverage for the periods presented.

(2) Includes depreciation of property and equipment, amortization of intangible assets and amortization of right-of-use assets.

(3) Last twelve months

(4) Total debt (including finance leases) less cash and cash equivalents

(i) Network Alignment expenses include transfer costs, legal fees and other expenses related to consolidating from existing warehouses to improve operational efficiency of our cross dock services, Final Mile and Consolidation and Fulfillment lines of business.

(ii) Transaction related expenses are comprised of due diligence costs, legal fees, insurance fees and other professional service fees incurred as part of the forming of a joint venture with EASO in 2024 and the acquisition of Forward Air Final Mile in 2023.

(iii) Other includes non-ordinary expenses related to employee matters.

(iv) Vendor settlements includes vendor disputes related to our network alignment consolidation activities.